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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board Of Directors and Shareholders
SIPEX Corporation

     We consent to the incorporation by reference in the registration statement (No. 333-06123) on Form S-8 of SIPEX Corporation of our report dated February 13, 1997, relating to the consolidated balance sheets of SIPEX Corporation as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of SIPEX Corporation.


/S/    KPMG Peat Marwick LLP



Boston, Massachusetts
March 26, 1997


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